EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in

(i)

Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii)

Registration Statement (Form S-8, No. 33-50841), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii)

Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan,

(iv)

Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan,

(v)

Registration Statement (Form S-8, No. 333-109000), which relates to the Phillips-Van Heusen Corporation 2003 Stock Option Plan,

(vi)

Registration Statement (Form S-8, No. 333-125694) which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(vii)

Registration Statement (Form S-8, No. 333-143921), Registration Statement (Form S-8, No. 333-151966) and Registration Statement (Form S-8, No. 333-160382), each of which relates to the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan, and

(viii)

Registration Statement (Form S-8, No. 333-158327), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates

of Phillips-Van Heusen Corporation and in the related Prospectuses of our reports dated March 31, 2010 with respect to the consolidated financial statements and financial statement schedule of Phillips-Van Heusen Corporation and the effectiveness of internal control over financial reporting of Phillips-Van Heusen Corporation, included in this Annual Report (Form 10-K) for the year ended January 31, 2010 as filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

March 31, 2010